Exhibit 10.6

AMENDMENT TO AMENDED PAYMENT
SCHEDULE BETWEEN ANTHUS LIFE CORP AND STAKOOL, INC

Due to typographical errors, the following changes in the Amended Payment Schedule have been made (All Other Terms and Conditions Remain the Same):

Paragraph 2 of The Amended Payment Schedule currently reads:

2.           Preferred Shares

All of the Issued and Outstanding Preferred Shares, currently held in an Escrow Account, and to the Company’s understanding, with an attorney in Oregon, shall be returned to the Company following the 3/15/2012 payment of $30,000.  The $30,000 will be held in escrow with Sharon Mitchell until the Preferred Shares are sent and received to and by Sharon Mitchell.

THIS AMENDMENT CHANGES PARAGRAPH 2 TO READ AS FOLLOWS:

2.           PREFERRED SHARES

All of the Issued and Outstanding Preferred Shares, currently held in an Escrow Account, and to the Company’s understanding, with Eric Glatte, attorney in Oregon, shall be delivered to Sharon Mitchell in exchange of the 3/15/2012 payment of $30,000.  The $30,000 will be wired to the attorney’s escrow account and Eric Glatte shall Federal Express the Preferred Shares to Sharon Mitchell to hold in escrow until all payments have been made.

Paragraph 3(b) of the Amended Payment Schedule currently reads:

3.           CEDE SHARES AND ENDER’S NOTE

 (b) The 20 million note held by Richard Charbit in the name of Ender will be returned to Peter Hellwig as soon as possible following the execution of this Agreement.

THIS AMENDMENT CHANGES PARAGRAPH 3(b) TO READ AS FOLLOWS:

3.           CEDE SHARES AND ENDER’S NOTE

 (b) The 20 million shares held by Richard Charbit in the name of Ender will be returned to the Company as soon as possible following the execution of this Agreement.

Signed this _____ day of January 2012, by Peter Hellwig and Kyle Gotshalk.

/s/ Peter Hellwig	/s/ Kyle Gotshalk
Peter Hellwig	Kyle Gotshalk